UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 8, 2008
COLONIAL PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Alabama	1-12358	59-7007599
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification
of incorporation)		Number)
COLONIAL REALTY LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Delaware	0-20707	63-1098468
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)
2101 Sixth Avenue North, Suite 750, Birmingham, Alabama 35202
(Address of principal executive offices) (Zip Code)
(205) 250-8700
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
On January 8, 2008, Colonial Properties Trust (NYSE: CLP) (“CLP” and, together with Colonial Realty Limited Partnership, the “Company”) added $175 million of additional borrowing capacity through the accordion feature included in the Company’s existing $500 million unsecured revolving credit facility dated as of March 22, 2005, as amended, among Colonial Realty Limited Partnership, CLP, Wachovia Bank, National Association, as administrative agent, Bank of America, N.A., as syndication agent, and the lenders named therein (as amended, the “Credit Agreement”).
A copy of the original Credit Agreement is filed as Exhibit 10.38 to CLP’s Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 25, 2005, a copy of the first amendment to the Credit Agreement is filed as Exhibit 10.2 in CLP’s Form 10-Q filed with the SEC on August 8, 2007 and a copy of the second amendment to the Credit Agreement is filed as Exhibit 10.1 in CLP’s Form 8-K filed with the SEC on July 24, 2007.
The expanded credit facility, which matures in 2012, now provides for a total borrowing capacity of up to $675 million which is expected to be used to fund the Company’s development pipeline and for general corporate purposes. As of January 10, 2007, the Company had $27 million of borrowings outstanding under the facility. The additional capacity is expected to provide the flexibility for the Company to execute its business plan without having to access the public capital markets for the next twelve to eighteen months.
The pricing of the credit facility remained unchanged and currently bears an interest rate of 75 basis points over the London Interbank Offering Rate (LIBOR), which can be adjusted up or down based on changes in the credit ratings of the Company’s senior unsecured debt. The $675 million unsecured credit facility also includes a competitive bid option generally for up to 50 percent of the facility. The facility also contains customary representations, covenants and events of default, which were not modified in conjunction with the expansion of the facility.
Certain statements in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results, performance, achievements or transactions to be materially different from the results, performance, achievements or transactions expressed or implied by the forward looking statements. Factors that impact such forward looking statements include, among others, real estate conditions and markets; performance of affiliates or companies in which we have made investments; legislative or regulatory decisions; our ability to continue to maintain our status as a REIT for federal income tax purposes; the effect of any rating agency action; the cost and availability of new debt financings; level and volatility of interest rates or capital market conditions; effect of any terrorist activity or other heightened geopolitical crisis; or other factors affecting the real estate industry generally.
Except as otherwise required by the federal securities laws, the Company assumes no responsibility to update the information in this Current Report on Form 8-K.
The Company refers you to the documents filed by the Company from time to time with the SEC, specifically the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, as may be updated or supplemented in the Company’s Form 10-Q filings, which discuss these and other factors that could adversely affect the Company’s results.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, Colonial Properties Trust and Colonial Realty Limited Partnership now each has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONIAL PROPERTIES TRUST
Date: January 11, 2008	By:	/s/ John E. Tomlinson
John E. Tomlinson
Executive Vice President and Chief Accounting Officer

COLONIAL REALTY LIMITED PARTNERSHIP By: Colonial Properties Trust, its general partner
Date: January 11, 2008	By:	/s/ John E. Tomlinson
John E. Tomlinson
Executive Vice President and Chief Accounting Officer